UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 23, 2007

GigaBeam Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

005-50985	20-0607757
(Commission File Number)	(IRS Employer Identification No.)

470 Springpark Place, Suite 900, Herndon, VA	20170
(Address of Principal Executive Offices)	(Zip Code)

(571) 283-6200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On May 23, 2007, the Compensation Committee of the Board of Directors of GigaBeam Corporation (the “Company”) awarded options to purchase shares of the Company’s Common Stock at $2.84 per share pursuant to the Company’s 2006 Stock Option Plan (the “2006 Plan”) to certain directors, consultants and employees of the Company, including the following: (a) 75,000 to the Company’s non-employee directors, Gen. Merrill A. McPeak and Richard D. Fiorentino; (b) 25,000 to Leighton Stephenson, the Company’s Chief Financial Officer and Vice President Finance and Administration; (c) 50,000 to Caroline Baldwin Kahl, the Company’s Vice President, Corporate Counsel and Secretary; (d) 60,000 to Don E. Peck, the Company’s Vice President of Engineering; and (e) 60,000 to Samuel J. Lawrence, the Company’s Vice President National Sales. These options vests in three equal installments on the first, second and third anniversaries of the option grant date, subject to earlier termination as provided in the 2006 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GigaBeam Corporation
(Registrant)

By: /s/ Caroline Baldwin Kahl
Caroline Baldwin Kahl
Vice President and Corporate Counsel

Date: May 31, 2007